EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-3052) of Varsity Group Inc. of our report dated March 7, 2003 relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
March 25, 2003